EXHIBITS 5.1, 8.1 & 23.1

                   [Letterhead of Thacher Proffitt & Wood llp]


                                                        December 16, 2004


Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830


                           Opinion: Underwriting Agreement (Tax)
                           Financial Asset Securities Corp.
                         FREMONT HOME LOAN TRUST 2004-4


Ladies and Gentlemen:

         We have acted as counsel to Greenwich Capital Financial Products, Inc. (the "Seller"), Financial Asset Securities Corp. (the "Depositor") and Greenwich Capital Markets, Inc. (the "Underwriter" or the "Initial Purchaser") in connection with (i) the Assignment and Recognition Agreement, dated December 13, 2004 (the "Seller Sale Agreement"), among the Seller, the Depositor and Fremont Investment & Loan (the "Originator"), (ii) the Pooling and Servicing Agreement, dated as of December 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Litton Loan Servicing LP (the "Servicer") and Deutsche Bank National Trust Company (the "Trustee"), and the certificates issued pursuant thereto designated as Asset-Backed Certificates, Series 2004-4 (the "Certificates"),
(iii) the Underwriting Agreement, dated December 13, 2004 (the "Underwriting Agreement"), between the Depositor and the Underwriter, (iv) the Certificate Purchase Agreement, dated December 13, 2004 (the "Purchase Agreement"), between the Depositor and the Initial Purchaser, (v) the Indemnification Agreement, dated December 13, 2004 (the "Servicer Indemnification Agreement"), between the Depositor and the Servicer, (vi) the Indemnification Agreement, dated December 1, 2004 (the "Originator Indemnification Agreement"), between the Depositor and the Originator, (vii) the Prospectus Supplement, dated December 13, 2004 (the "Prospectus Supplement"), and the Prospectus to which it relates, dated December 13, 2004 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus") and (viii) the Private Placement Memorandum, dated December 16, 2004 (the "Private Placement Memorandum"). The Seller Sale Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement, the Purchase Agreement, the Servicer Indemnification Agreement and the Originator Indemnification Agreement are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed and are relying thereon without independent investigation (i) the authenticity of all documents submitted

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to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our

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knowledge, our opinion is based solely on the actual present knowledge of such attorneys after such consultation with such other attorneys in this firm as they deemed appropriate.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the "1933 Act"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The statements made in the Prospectus Supplement under the heading "Federal Income Tax Consequences", to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         2. Assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Agreements without any waiver or modification thereof, for United States federal income tax purposes within the meaning of the Code in effect on the date hereof, (i) each of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC 6, REMIC 7, REMIC 8 and REMIC 9 will qualify as a REMIC within the meaning of the Code, (ii) the REMIC 1 Regular Interests will represent ownership of the "regular interests' in REMIC 1, and the Class R-1 Interest will constitute the sole class of "residual interests" in REMIC 1, (iii) the REMIC 2 Regular Interests will represent ownership of the "regular interests' in REMIC 2, and the Class R-2 Interest will constitute the sole class of "residual interests" in REMIC 2, (iv) the Class I-A1, Class I-A2, Class II-A1, Class II-A2, Class II-A3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 Certificates (exclusive of any right of the holder of such Certificates to receive payments from the Net WAC Rate Carryover Reserve Account) Class M-8 Interest, Class M-9 Interest, Class M-10 Interest, Class B Interest, Class C Interest, and Class P Interest, will represent ownership of "regular interests" in REMIC 3 and will generally be treated as debt instruments of REMIC 3, and the Class R-3 Interest will constitute the sole class of "residual interests" in REMIC 3, (v) the Class M-8 Certificates will represent ownership of "regular interests" in REMIC 4 (exclusive of any right of the holder of such Certificates to receive payments from the Net WAC Rate Carryover Reserve Account) and will generally be treated as debt instruments of REMIC 4, and the Class R-4 Interest will constitute the sole class of "residual interests" in REMIC 4, (vi) the Class M-9 Certificates will represent ownership of "regular interests" in REMIC 5 (exclusive of any right of the holder of such Certificates to receive payments from the Net WAC Rate Carryover Reserve Account) and will generally be treated as debt instruments of REMIC 5, and the Class R-5 Interest

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                  will constitute the sole class of "residual interests" in
                  REMIC 5, (vii) the Class M-10 Certificates will represent ownership of "regular interests" in REMIC 6 (exclusive of any right of the holder of such Certificates to receive payments from the Net WAC Rate Carryover Reserve Account) and will generally be treated as debt instruments of REMIC 6, and the Class R-6 Interest will constitute the sole class of "residual interests" in REMIC 6, (viii) the Class B Certificates will represent ownership of "regular interests" in REMIC 7 (exclusive of any right of the holder of such Certificates to receive payments from the Net WAC Rate Carryover Reserve Account) and will generally be treated as debt instruments of REMIC 7, and the Class R-7 Interest will constitute the sole class of "residual interests" in REMIC 7, (ix) the Class C Certificates will represent ownership of "regular interests" in REMIC 8 and will generally be treated as debt instruments of REMIC 8 and the Class R-8 Interest will constitute the sole class of "residual interests" in REMIC 8, (x) the Class P Certificates will represent ownership of "regular interests" in REMIC 9 and will generally be treated as debt instruments of REMIC 9, and the Class R-9 Interest will constitute the sole class of "residual interests" in REMIC 9, (xi) the Class R Certificates will evidence ownership of the Class R-1 Interest, Class R-2 Interest and Class R-3 Interest and (xii) the Class R-X Certificates will evidence ownership of the Class R-4 Interest, Class R-5 Interest, Class R-6 Interest, Class R-7 Interest, Class R-8 Interest and Class R-9 Interest.We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters," without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters," without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.


                                      Very truly yours,


                                      By: /s/ THACHER PROFFITT & WOOD LLP